Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with Amendment No.1 to the Quarterly Report on Form 10-Q of Lighting Science Group Corporation (the “Company”) on Form 10-Q/A for the period ended March 31, 2008 (the “Report”), the undersigned hereby certify in their capacities as Chief Executive Officer and Senior Vice President, Strategy and Finance of the Company, respectively, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2009	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chief Executive Officer

Date: May 19, 2009	By:	/s/ Kathryn Reynolds Wallbrink
		Name:	Kathryn Reynolds Wallbrink
		Title:	Senior Vice President, Strategy and Finance (Principal Financial Officer)

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.